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                                 May 26, 2000



Stilwell Financial, Inc.
920 Main Street, 21st Floor
Kansas City, Missouri 64105

  RE:  STILWELL FINANCIAL, INC.; FORM S-3; CERTAIN FEDERAL INCOME
       CONSIDERATIONS

Ladies and Gentlemen:

  The undersigned has prepared the section described as "Certain Federal Income Tax Consequences, at pages 19 through 21 of the Prospectus included in the Form S-3 Registration Statement (the "Registration Statement") for Stilwell Financial, Inc. ("Stilwell") pertaining to the Stilwell Financial, Inc. 1998 Long Term Incentive Stock Plan (the "Plan"). Capitalized terms used in this opinion have the meanings ascribed to them in the Registration Statement.

  We have reviewed the Plan, as amended and restated effective as of August 11, 1999, and such other corporate records as we have deemed necessary for purposes of this opinion. We have also made such investigations of law as we have deemed necessary for purposes of this opinion.

  Based on the foregoing, we are of the opinion that the section entitled "Certain Federal Income Tax Consequences" accurately presents the material federal income tax consequences associated with the grant and exercise of Options and Substitute Options, the sale of shares acquired by the exercise of Options and Substitute Options, and the grant and payment of LSARs under the Plan.

  The Registration Statement addresses only nonqualified or nonstatutory stock options and LSARs, and not Incentive Stock Options, Bonus Shares, Performance Shares or Restricted Shares which may be issued under the Plan. The discussion of "Certain Federal Income Tax Consequences" likewise addresses only nonqualified or nonstatutory stock options and LSARs. These same limitations apply to this opinion.

  The section entitled "Certain Federal Income Tax Consequences" does not address possible state, local or foreign tax consequences, or estate or gift tax consequences, or any specific individual tax situation. Further, the section entitled "Certain Federal Income Tax Consequences" is limited to the federal income tax law in effect on the date of the Registration Statement. These same limitations apply to this opinion, and the undersigned assumes no obligation to update such section to reflect changes of law or facts after the date hereof.


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  This opinion is limited to the matters expressly set forth herein; no opinion may be inferred or implied beyond the matters expressly stated herein.

  The undersigned consents to the filing of this opinion as an exhibit to the Registration Statement.

                                  SONNENSCHEIN NATH & ROSENTHAL

                                  /s/ Sonnenschein Nath & Rosenthal







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